Exhibit 99.4

FORM OF PROXY FOR i3 MOBILE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF i3
MOBILE, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
ON FRIDAY, DECEMBER 5, 2003

The undersigned stockholder of i3 Mobile, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus, each dated November 4, 2003, and hereby appoints
J. William Grimes and Edward J. Fletcher, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of i3 Mobile, Inc. to be held on Friday, December 5, 2003 at 11:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, and at any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company held of record by the undersigned as of the record date upon the proposal hereinafter specified, and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE AS SHOWN HERE. [X]

1.	To adopt the Agreement and Plan of Merger by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc., and approve the merger contemplated by the Agreement and Plan of Merger.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	If necessary, to adjourn the Special Meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to (a) constitute a quorum or (b) adopt the Agreement and Plan of Merger by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc., and approve the merger contemplated by the Agreement and Plan of Merger.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To transact other such business as may properly come before the i3 Special Meeting or any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL ABOVE.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may revoke your proxy and vote in person if you desire.

To change address on your account, please check the box at right and indicate your new address in the address space below. [   ]

Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder __________________________	Date: _______________

Signature of Stockholder __________________________	Date: _______________

Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.